EXHIBIT 10.2

AMENDMENT NO. 1
TO
HARRIS CORPORATION
2000 STOCK INCENTIVE PLAN

     WHEREAS, Harris Corporation, a Delaware corporation (the “Company”), has heretofore adopted and maintains the Harris Corporation 2000 Stock Incentive Plan (the “Plan”) to provide long-term incentive awards to officers, directors, employees and consultants (capitalized terms not defined in this amendment having the meanings ascribed to them in the Plan); and

     WHEREAS, the Company desires to amend Section 10.1 of the Plan to discontinue the automatic grant of Options to Non-employee Directors.

     NOW THEREFORE, pursuant to the power of amendment contained in Section 12 of the Plan, the Plan hereby is amended, effective as of December 3, 2004, as follows:

1.	Section 10.1(a) of the Plan is amended to read in its entirety as follows:

“10.1 Grants. (a) Initial Grants. Each Non-employee Director who is first elected or appointed to the Board prior to December 3, 2004 shall automatically, subject to adjustment pursuant to Section 3.2 of the Plan, be granted on the date of such election or appointment an Option to purchase 2,000 Shares. All such Options shall be Non-qualified Stock Options. The Option Price shall be one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date. On and after December 3, 2004, no Non-employee Director who is first elected or appointed to the Board shall be granted any Options.”

2.	Section 10.1(b) of the Plan is amended to read in its entirety as follows:

“(b) Annual Options Grants. On the date of the 2000 Annual Meeting of Shareholders and on the date of each Annual Meeting of Shareholders of the Corporation thereafter, through and including the 2004 Annual Meeting of Shareholders of the Corporation, each Non-employee Director shall, subject to adjustment pursuant to Section 3.2 of the Plan, automatically be granted an Option to purchase 2,000 Shares. All such Options shall be Non-qualified Stock Options. The Option Price shall be one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date. Following the 2004 Annual Meeting of Shareholders, no Non-employee Director shall be granted any Options on the date of any Annual Meeting of Shareholders of the Corporation.”

     APPROVED AND AUTHORIZED BY THE BOARD OF DIRECTORS this 3rd day of December, 2004.

HARRIS CORPORATION

/s/ Howard Lance
Howard L. Lance
Chairman, President and Chief Executive Officer

ATTEST:
/s/ Scott T. Mikuen
Corporate Secretary

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